Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-6659, 33-29615, 33-44807, 33-72922, and 333-76161 on Form S-8 and in
Registration Statement Nos. 33-87704 and 333-1847 on Form S-3 of our report, dated April 7, 2000, appearing in this Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 29, 2000.




   /s/  Deloitte & Touche LLP
------------------------------

Costa Mesa, California
May 25, 2000